Exhibit 99.1

This exhibit contains estimates, projections, market research and other information concerning, among other things, our industry, our business, and the digital asset ecosystems in which we operate. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, digital asset and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the filing date of this exhibit. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

Risks Related to Worldcoin

Opaque governance, concentration of ownership, and a potential lack of meaningful separation between the World Foundation and Tools for Humanity may create conflicts of interest; material decisions may be made to the detriment of third-party holders of WLD and could also adversely affect the value of WLD and the Company.

Tools for Humanity, a for-profit company, was created to develop and operate the core hardware and software behind the WLD protocol. It established the World Foundation as a separate non-profit entity to steward the protocol. The World Foundation relies on Tools for Humanity for engineering, product and operational execution and it may provide WLD as consideration for these services. According to Worldcoin’s blog, the total supply of WLD when launched was 10 billion. Before launch, 75% of the total WLD were allocated to the World Foundation (the “WF WLD”), and 25% of the total of WLD were allocated to Tools for Humanity, those individuals linked to the owners of Tools for Humanity, and other early founders of Tools for Humanity (the “TFH WLD”). As of April 2025, about 1.3 billion or 13% of the total supply was in circulation.

The timing and conditions under which the tokens are released into circulation are important to understand the governance of the WLD ecosystem and the potential impact on the value of WLD. While the World Foundation and Tools for Humanity are legally separate entities and have separate allocations, the decision-making authority governing when and how tokens are released may rest with a small group of individuals. The allocations and governance of TFH WLD and WF WLD are governed by arrangements that are not transparent to the public, and there is no autonomous on-chain code, third party reporting, audit or other objective processes that tie the statements made to the public to those actions of World Foundation or Tools for Humanity.

With respect to WF WLD, it is unclear what the WF WLD release schedule is, but it is purportedly determined based upon the number of WLD users in the public. According to Worldcoin’s blog, the decision as to when to release the WF WLD currently rests with the World Foundation’s Board of Directors. The composition of the Board of Directors is disclosed as Chris Waclawek, Phillip Sippl, Weinberger Ventures GmbH and a Cayman Islands based professional director. It is not disclosed as to how they are compensated, and it is possible they are compensated in WLD. It is also possible that the Board of Directors and the World Foundation employees overlap with or are connected to Tools for Humanity. Because there is no transparency as to how the decisions related to the user-reward programs, airdrops and the release of WF WLD, there is a risk that they may act in their self-interest, including the risk of inequitable distribution, concentration of token ownership, self-dealing and acting on inside information.

These risks are also applicable to the release schedule for Tools of Humanity. The release schedule for TFH WLD is a disclosed 5-year lock-up period (released daily, in a linear fashion). The unlocking of TFH WLD commenced in July of 2023 and will end in July of 2028. However, the original lock-up period was amended by Tools for Humanity from a 3-year period to a 5-year period in 2024 and there is no assurance that this schedule will not be amended again. The release schedule may be amended at any time at the discretion of insiders and without notice to the public.

Tools for Humanity’s and the World Foundation’s executives, employees and investors are likely significant beneficiaries of WLD allocations. Releases of WLD could be made in ways that conflict with the interest of public token holders, including through accelerated releases during favorable market conditions or based upon internal funding needs. In addition, there could be a misalignment between insiders seeking liquidity and community members seeking network stability. These factors may disrupt market dynamics, depress or increase WLD prices, and create actual or perceptions of insider advantage that deter broader participation and have an adverse impact on WLD. Public materials indicate that the intent is for governance of WLD to be transferred to the WLD user community. However, there is no process as to how or when this will happen. As a result, the disclosed objective to create a decentralized autonomous organization for WLD may take significant time or may never be met. Given the conflicts of interest, the lack of transparency, and the risks of self-dealing, the value of WLD may decline significantly, even to zero. If the value of WLD were to decline, any negative decline could materially and adversely impact the Company’s operations and financial condition and could result, in extreme circumstances, in the Company’s insolvency.

The Worldcoin ecosystem has a limited operating history.

Worldcoin, launched in 2023, is an early-stage project with a limited operating history. Developers, consumers and businesses may not adopt Worldcoin’s technology, and we believe that Worldcoin’s adoption will likely depend on significant protocol development and differentiation in a highly competitive market. A failure to scale, unexpected technical flaws, privacy issues or the lack of engagement could materially reduce demand for WLD and adversely affect their value.

The World Foundation was established to govern the Worldcoin ecosystem by Tools for Humanity, which was founded by Sam Altman. Although Mr. Altman has been successful with other ventures, there is no assurance that Worldcoin will also be successful.

Because our treasury strategy is currently focused on holdings of WLD, our treasury assets are highly dependent upon the value and performance of the WLD ecosystem. If the WLD ecosystem fails to achieve its objective, or has significant setbacks or delays, the value of WLD may severely decline, which could materially and adversely impact the value of the Company’s treasury assets, the liquidity of the Company, and our financial condition, which could have a substantial impact on the value of the Company’s common stock.

Worldcoin’s credibility and direction are heavily tied to founder Sam Altman and other key employees. WLD tokens may represent a substantial portion of these individuals’ wealth, which concentrates influence and creates uncertainty over how personal decision, priorities and sales might hurt the ecosystem.

Worldcoin’s credibility is heavily dependent on the reputation of founder Sam Altman, in addition to its founding team and key early contributors that include, but are not limited to, Alex Blania, Max Novendstern, Adrian Ludwig, Damien Kieran and Ajay Patel. The departure, diminished participation, or reputational issues of these individuals could disrupt governance, slow development, or weaken market confidence of WLD and the Company. In addition, their concentrated token holdings create the possibility of significant market impact should the insiders choose to make announcements, share information, sell or transfer positions. In particular, to the extent that Sam Atman, believed to be a large holder of WLD, or other of the key early contributors make personal decisions or priorities that do not support WLD or that the market does not perceive as favorable to WLD, this could have an adverse impact on the ecosystem, the value of our treasury assets and our stock price. Even if the project transitions to a decentralized autonomous organization, a small number of “whale” holders could dominate votes, frustrating efforts to build an open, community-driven model.

Early token allocations could create long-term misalignment between insiders seeking liquidity and community members seeking network stability. All of these factors could create significant friction in the growth of the WLD ecosystem, which could have an adverse impact on the value of the Company’s common stock.

Liquidity of WLD is not guaranteed, and WLD could be subject to manipulation.

Adequate liquidity of WLD is not guaranteed. Venues that offer WLD trading may not be transparent about their liquidity and order flow, and they may be subject to limited regulations. These factors may create opportunities for manipulative practices, such as wash trading, pump and dump schemes and other means of artificial price support. Limited independent oversight makes it difficult to assess whether price discovery is organic or influenced by external factors, which could have an adverse impact on the value and reputation of WLD.

In addition, the illiquidity of WLD is likely to have a direct impact on the execution and success of the Company’s treasury strategy. If, for example, the Company’s treasury needs liquidity and there is no or an insufficient liquid market for WLD, the Company may have to request liquidity from large holders of WLD. To date, the Company has primarily acquired WLD via over-the-counter purchases through trading desks. Additionally, the Company has plans to purchase WLD directly from existing large holders. These transactions may not be successful and the Company may determine that the terms of offers from such holders, or any future holders, to be off-market and not favorable to the Company. Without liquidity, the offer to sell or buy WLD may be at prices or terms that are not commercially reasonable. It may also mean that the Company may not be able to fulfill its treasury strategy if it cannot source or sell WLD or it can only do so at prices it deems unreasonable. The illiquidity of WLD, if it continues, is likely to have a material adverse effect on the value of the Company’s common stock.

Privacy risks from biometric verification are extensive and may lead to significant barriers to entry.

Worldcoin’s identity-verification process relies on collecting biometric data through its Orb iris-scanning hardware. Because an iris pattern is a unique biometric identifier, there are numerous concerns about how that data is protected, retained, used, controlled and deleted, in addition to what happens to the data if it is stolen and fraudulently used. Regulators globally have opened inquiries or expressed concern regarding data protection and privacy due to its biometric collection practices through Worldcoin’s Orb iris-scanning device. The concern about the risks of biometric data has been linked to privacy issues in other contexts. For example, in the U.S., while the Health Insurance Portability and Accountability Act (“HIPAA”) does not apply directly, the statute illustrates the heightened security standards regulators evaluate when considering biometric data, including HIPAA’s standards for encryption, consent, data protection and breach notification. There are additional privacy concerns that are relevant under applicable law, such as the accuracy of data, the age of the participants, cross-border transfers, and national security implications, all of which may heighten regulatory scrutiny. There are also risks, such as key employees that may be focused on building an infrastructure to enter new markets, and obtaining new users may otherwise be focused on building an infrastructure that complies with multiple different and inconsistent regulatory frameworks. Litigation and regulatory scrutiny can take significant amounts of time and resources and create uncertainty, which can lead to business delays, which may threaten the business overall even if the product is ultimately found to be acceptable. If Worldcoin is unable to comply with these regulations, adoption of Worldcoin technology and the utility of WLD may be limited. Collectively, these privacy concerns could present substantial barriers to adoption and could materially and adversely affect the value and long-term viability of WLD tokens and the Worldcoin project, which, because of the Company’s focus on its WLD treasury strategy, could have an adverse impact on the value of the Company’s common stock.

Worldcoin’s requirement for in-person iris scans could create a significant adoption barrier compared to digital-only identity systems.

Worldcoin’s reliance on in-person iris scanning through proprietary Orb devices may present a significant hurdle to Worldcoin’s adoption. Digital-only identity protocols or other Web3 self-sovereign identity platforms allow users to enroll and verify their identities online. However, Worldcoin requires individuals to locate and travel to an Orb operator and undergo a physical biometric capture. According to Worldcoin’s blog, more than 1,500 Orb centers are active as of April 2025 in 23 countries. This extra step of going to an Orb may slow user growth, particularly in regions where Orb coverage is limited, travel is difficult, religious norms discourage biometric sign-ups, or regulatory frameworks do not allow biometric capture. Orbs may not be broadly available, for example, they are not currently available in the New York metropolitan area. These barriers for adoption could cause Worldcoin to fall behind competing companies that offer identity solutions that are potentially less privacy-invasive or difficult to undergo, negatively impacting the value of WLD and therefore the value of the Company’s common stock.

Worldcoin’s biometric data is a high-value attack target for cyber-criminals and other bad actors.

Worldcoin and other digital assets and the entities that provide services to participants in blockchain ecosystems have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers.

Worldcoin’s operations specifically involve the collection and storage of sensitive biometric information, which makes it an attractive target for sophisticated cyber-criminals and other bad actors. Unlike passwords or credit card numbers, biometric traits are permanent and cannot be re-issued, so any compromise could cause irreversible harm to affected individuals and expose Worldcoin to legal and reputational consequences. The market value of biometric data is significant; stolen iris templates can be used to create deepfakes, spoof identity systems, and facilitate account takeovers in financial, governmental, and healthcare contexts. Attackers may attempt to circumvent Worldcoin’s safeguards through creative and unconventional methods.

A successful security breach or cyberattack could result in:

●	a partial or total loss of our digital assets in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our digital assets;
●	harm to our reputation and brand;
●	improper disclosure of data and violations of applicable data privacy and other laws; or
●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Worldcoin ecosystem or in the use of the Worldcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Worldcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia and Israel conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Worldcoin industry, including third-party services on which we rely, could materially and adversely affect its financial condition and results of operations.

Breaches could also lead to class action litigation, regulatory investigations, mandatory breach notifications, substantial fines under the EU GDPR, India’s DPDP Act, or similar regimes, a permanent loss of user trust, or damage to the ecosystem, among other risks. Even if a hack or breach does not actually occur and is only an advertised threat, for example through social media, any publicity about a breach or a hack could cause regulatory scrutiny and severe reputational risk. Because Worldcoin’s system links each user’s biometric “uniqueness” to a persistent digital identity and many have been given tokens, any compromise could also cause a manipulation of governance votes across the network if the hack is large enough. These factors, many of which are outside Worldcoin’s direct control, represent a material and continuing risk to its business, financial condition, and reputation, potentially having an adverse impact on the value of the Company’s common stock,

Opposition and accusations of “data colonialism” toward large-scale biometric systems could limit Worldcoin’s acceptance and trigger regulatory backlash.

Worldcoin’s global collection of biometric identifiers exposes it to heightened reputational risk and criticism from civil groups, privacy advocates, and non-governmental organizations (“NGOs”) that view all organizations collecting biometric data from individuals as a form of “data colonialism.” Particularly in the Global South, technology companies and investors in wealthier nations that collect personal biometric data may be considered entities that are replicating historical patterns of exploitation by providing technology companies and investors financial incentives to vulnerable communities in exchange for very valuable personal data that may be used beyond the purpose of establishing an identity. These groups argue that individuals in lower-income regions may have limited understanding of the use of the data required to give fully informed consent. Opposition of this kind can produce both regulatory and reputational consequences. While regulatory scrutiny is a risk, even in the absence of regulatory scrutiny, public criticism regarding privacy practices could damage the project’s brand. With social media increasing the ability to communicate to large numbers of people in a short period of time, negative public sentiment could occur quickly. Negative public sentiment could discourage new users from enrolling and cause current users to close out their accounts. Loss of public confidence would likely limit market expansion, weaken strategic partnerships, and reduce liquidity or demand for WLD, regardless of the project’s legal compliance. Allegations of data colonialism or exploitation could discourage Orb operators, enterprise partners and prospective users from engaging with Worldcoin, slowing adoption even in markets where the system is legal. Negative media coverage, NGO reports, or coordinated campaigns could also lead to investigations, mandatory audits, and costly compliance obligations, any of which could materially reduce user growth, impair token demand, and damage Worldcoin’s long-term prospects. Any of these events could have an adverse impact on the value of the Company’s common stock.

Worldcoin’s proof-of-personhood model, on its own, is likely to not comply with current global KYC/AML requirements in many jurisdictions, including in the US, UK and EU; the model of biometric scanning replaces the obligation to deliver documentation of a person’s country of origin and proof of residence, for example, and therefore by itself is non-compliant with existing frameworks. Systems liked Wordcoin’s “proof-of-personhood” do not verify identity but verify uniqueness.

Worldcoin’s “proof-of-personhood” approach, which verifies that each participant is a unique human through biometric scanning while allowing them to remain pseudonymous, is likely to not comply by itself with current know-your-customer (“KYC”) and anti-money laundering (“AML”) obligations in many jurisdictions. Financial services and virtual asset regulations in the United States, the European Union, India, and numerous other markets require service providers to collect and retain personally identifying information, such as legal name, government-issued identification, and address, particularly if the transaction involve the transfer of financial assets. By design, Worldcoin’s business directly conflicts with AML and KYC processes. Interestingly, the processes were developed because of the pseudonymous ecosystem of digital assets. In 2019, the Financial Action Task Force (“FATF”) adopted global standards for virtual asset service providers (“VASPs”) requiring them to verify their customer’s identity and share sender and recipient information (the “Travel Rule”). Jurisdictions that fail to implement the FATF VASP standards risk being placed on the FATF “grey” or “black” lists, which could limit access to global banking systems and international financial assistance.

Worldcoin’s current proof-of-personhood model presents an inherent conflict with the existing VASP framework’s requirement for traceable, legally verifiable customer identification. Because Worldcoin’s business model does not contemplate the manual collection and storage of key information, the process does not comply with AML and KYC laws. This structural tension could lead regulators to view Worldcoin’s compliance program as inadequate on its own, even if Worldcoin complies with the spirit of AML and KYC. Given the significant regulatory requirements in many countries and the global importance of FATF and the Travel Rule, Worldcoin may have to either seek an exemption or change in law in order to operate. This process could take months or years, may not ultimately be possible in many countries, and violation of these laws could lead to significant fines. Any of the foregoing could impede Worldcoin’s adoption and adversely impact the value of the Company and its common stock.

Worldcoin is created and transmitted on a public blockchain network, Ethereum, which is a decentralized peer-to-peer network of computers running the Ethereum protocol. If the Ethereum network is disrupted or encounters any unanticipated difficulties, including power outages or grid failures, the value of WLD could be negatively impacted and there could be significant impact on the operation of financial and other markets.

Worldcoin has no ability to prevent or correct network disruptions, including power outages or grid failures. If the Ethereum network is disrupted or encounters any unanticipated difficulties, then the processing of transactions of Worldcoin may be disrupted, which in turn may prevent us from depositing or withdrawing WLD from our accounts with our custodian or otherwise affecting WLD transactions. Any disruption of the Ethereum network could materially impact the ability of the Company to transfer or sell WLD, and the price of WLD would likely decrease.

In addition, if Worldcoin’s business objective were to be widely adopted, the reliance upon Worldcoin’s proof-of-personhood model could create significant difficulties in many industries that rely upon the Worldcoin model if there were a power disruption. For example, if Worldcoin’s model were to be incorporated in financial transactions, and the Ethereum network was disrupted, it is possible that there could be difficulty for financial markets to operate generally. Users could theoretically lose access to the bank balances or not be able to make financial transactions. Adverse developments tied to the inability to use the Worldcoin network could result in a material reduction in the value of WLD, and could render WLD worthless, which would have a material, adverse impact on the Company and the value of its common stock.

Risks Related to the Company’s Business and Worldcoin Strategy and Holdings

We have adopted a digital asset treasury strategy with a focus on WLD, and we may be unable to successfully implement this new strategy.

We have adopted a digital asset treasury primarily dedicated to WLD, including acquisitions of WLD, including through a process similar to staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate Worldcoin-related activities at the scale currently anticipated. Worldcoin is an ERC-20 token operating on the Ethereum Mainnet. The identity layer (iris verification, World identification credentials and the Orb hardware network) is built entirely off-chain. This business requires specialized employee skillsets and operational, technical and compliance infrastructure to support WLD and identity-layer activities. This also requires the implementation of different security protocols and treasury management practices and adherence to privacy laws. Further, there is ongoing scrutiny and limited formal guidance from regulatory agencies, including Nasdaq and the Securities and Exchange Commission (the “SEC”), with respect to the treatment of public company cryptocurrency strategies. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors by key management could result in significant loss of funds and reduced rewards. As a result, our shift towards WLD could have a material adverse effect on our business and financial condition.

Our shift towards a Worldcoin-focused treasury strategy requires substantial changes in our day-to-day operations and may expose us to significant operational risks.

Our shift towards a WLD treasury-focused strategy, including decentralized finance activities, exposes us to significant operational risks. The Worldcoin ecosystem rapidly evolves. The upgrades may require that we incur unanticipated costs and could cause temporary service disruptions to the Worldcoin network. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our WLD treasury strategy and may prevent us from realizing positive returns and could severely hurt our financial condition.

We intend to purchase WLD, the price of which has been, and will likely continue to be, highly volatile. Our operating results and share price may significantly fluctuate, including due to the highly volatile nature of the price of such digital assets and erratic market movements.

We intend to purchase or otherwise acquire WLD for the furtherance of our digital asset treasury operations. Digital assets, such as WLD, generally are highly volatile assets, including as a result of shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions and regulatory announcements. Our operating results and share price may significantly fluctuate, including due to the highly volatile nature of the price of such digital assets and erratic market movements. In addition, digital assets do not pay interest or other returns, unless utilized in financial applications, and so the ability to generate a return on investment from the net proceeds of any capital raising activities will depend on whether there is appreciation in the value of digital assets following our purchases, which is highly speculative. Future fluctuations in digital asset trading prices may result in our converting digital assets into cash with a value substantially below what we paid for such digital assets. There is no guarantee that digital assets such as WLD will continue to represent any measure of value. Any decreases in the value of WLD could have a material adverse effect on our financial condition and results of operations. See also “—Ownership of WLD is believed to be highly concentrated.”

The concentration of our WLD holdings enhances the risks inherent in our Worldcoin-focused strategy.

We have and intend to purchase WLD and increase our overall holdings of WLD in the future. The intended concentration of our WLD holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our Worldcoin-focused strategy. Any future significant declines in the price of WLD could have a pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets. See also “—Ownership of WLD is believed to be highly concentrated” and “—We intend to purchase WLD, the price of which has been, and will likely continue to be, highly volatile. Our operating results and share price may significantly fluctuate, including due to the highly volatile nature of the price of such digital assets and erratic market movements.”

In connection with our WLD treasury strategy, we expect to interact with various smart contracts deployed on the Worldcoin network, which may expose us to risks and technical vulnerabilities.

In connection with our WLD treasury strategy, including decentralized finance activities, we expect to interact with various smart contracts deployed on the Ethereum network in order to optimize our strategy and generate income. Smart contracts are self-executing code that operate without human intervention once deployed. Although smart contracts are integral to the functionality of decentralized finance applications, they are subject to many known risks such as technical vulnerabilities, coding errors, security flaws, and exploits. Any vulnerability in a smart contract we interact with could result in the loss or theft of WLD or other digital assets, which could have a materially adverse impact on our business. In addition, certain smart contracts are upgradable or subject to certain governance controls which could result in unforeseen code errors, asset or account freezing, or the loss of digital assets. A vulnerability in a smart contract could create an unintended and unforeseeable consequence that has adverse financial consequences, such as the loss of or inability to access funds. There is no assurance that the smart contracts we integrate with or rely upon will function as intended or remain secure. Exploitation of such vulnerabilities could have a material adverse effect on our business and financial condition.

Part of our future business strategy may include acquisitions and investments in companies with Worldcoin-focused or blockchain strategies, and there are risks associated with the integration of any assets or operations acquired and our ability to manage those risks. In addition, we may be unable to make attractive acquisitions or successfully integrate acquired businesses, assets or properties, and any inability to do so may disrupt our business and hinder our ability to grow.

We intend to pursue a strategy focused on both WLD accumulation and future acquisitions. Accordingly, in the future we may make acquisitions of businesses or assets that we expect to complement or expand our current assets. However, we may not be able to identify attractive acquisition opportunities in the future. Even if we do identify attractive acquisition opportunities, we may not be able to complete the acquisition or do so on commercially acceptable terms. No assurance can be given that we will be able to identify additional suitable acquisition opportunities, negotiate acceptable terms, obtain financing for acquisitions on acceptable terms or successfully acquire identified targets.

The success of any acquisition will depend on our ability to integrate effectively the acquired business or asset into our existing operations. The process of integrating acquired businesses and assets may involve unforeseen difficulties and may require a disproportionate amount of our managerial and financial resources. The integration of acquisitions is a complex, costly and time-consuming process, and our management may face significant challenges in such process. Some of the factors affecting integration will be outside of our control, and any one of them could result in increased costs and diversion of management’s time and energy, as well as decreases in the amount of expected revenue.

Our failure to achieve consolidation savings, to incorporate the acquired businesses and assets into our existing operations successfully or to minimize any unforeseen operational difficulties could have a material and adverse effect on our financial condition and results of operations.

Additional ability to achieve the objectives of our business strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our business strategy.

Certain members of our management have been, and may continue to be, the subjects of legal and regulatory proceedings and investigations.

Certain of our directors and officers have been, and may continue to be, the subjects of legal and regulatory proceedings and investigations. For example, the SEC issued a cease-and-desist proceeding against our Chairman, Daniel Ives, in 2022 (prior to becoming Chairman of our Board), alleging that while he was executive vice president at Synchronoss, Mr. Ives contributed to improper accounting at that company by recklessly disregarding information in violation of relevant regulations. Mr. Ives was fined $15,000 and was prohibited from participating as a salesperson in transactions for three years. Any adverse outcome in any other future litigation or regulatory inquiries could negatively affect public perception of the Company and divert management’s time and energy, which could constrain trading activity and suppress the price and liquidity of WLD. Any such development could materially and adversely affect the value of our digital asset treasury, the market price of our stock and our ability to execute on our digital asset treasury strategy.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our proposed holdings of digital assets. Accordingly, it may be difficult to evaluate the Company’s business and future prospects, and the Company may not be able to achieve or maintain profitability in any given period.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling digital assets. The price of digital assets generally has historically been subject to dramatic price fluctuations and is highly volatile. We will need to perform an analysis each quarter to identify whether events or changes in circumstances indicate that our digital assets are impaired. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

Digital asset holdings are less liquid than cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the digital asset market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, concerns regarding pseudonymity of digital asset addresses, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our digital assets at favorable prices or at all. As a result, digital asset holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, digital assets we hold with our custodians and transact with our trade execution partners do not enjoy the same protections or insurance as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered digital assets or otherwise generate funds using our digital asset holdings, including in particular during times of market instability or when the price of digital assets has declined significantly. If we are unable to sell our digital assets, enter into additional capital raising transactions, including capital raising transactions using WLD as collateral, or otherwise generate funds using our WLD holdings, or if we are forced to sell our digital assets at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

The availability of spot ETPs for WLD and other digital assets may adversely affect the market price of our listed securities.

Although bitcoin, WLD and other digital assets have experienced a surge of investor attention since bitcoin was developed in 2008, until recently investors in the United States had limited means to gain direct exposure to WLD through traditional investment channels, and instead generally were only able to hold WLD through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold WLD directly, as well as the potential reluctance of financial planners and advisers to recommend direct WLD holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to bitcoin, WLD and other digital assets through investment vehicles that hold bitcoin, WLD and other digital assets and issue shares representing fractional undivided interests in their underlying digital asset holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums (and sometimes discounts) to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to digital assets.

On January 10, 2024, the SEC approved the listing and trading of spot bitcoin exchange-traded products (“ETPs”), the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. The SEC has not yet approved the listing of spot WLD ETPs. To the extent investors view our common stock as providing exposure to WLD, it is possible that the value of our common stock may also include a premium over the value of our WLD due to the prior scarcity of traditional investment vehicles providing investment exposure to WLD and other digital assets, and that the value of our common stock may decline due to investors having a greater range of options to gain exposure to WLD if WLD ETPs are approved and investors choosing to gain such exposure through ETPs rather than our common stock. The listing and trading of spot ETPs for WLD or other digital assets offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of WLD as well as a decline in the value of our common stock relative to the value of our WLD.

Although we are an operating company, and we believe we offer a different value proposition than a WLD investment vehicle such as a spot WLD ETP, investors may nevertheless view our common stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot WLD ETP instead of our common stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to WLD that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot WLD ETPs, we (i) do not seek for our shares of common stock to track the value of the underlying WLD we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our WLD holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our common stock. Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to WLD, such as WLD futures exchange-traded funds (“ETFs”), leveraged WLD futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our common stock relative to the value of our WLD holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for bitcoin, WLD and other digital assets could have a material adverse effect on the market price of our listed securities.

Digital asset lending arrangements may expose us to risks of borrower default, operational failures and cybersecurity threats.

Although we are not initially planning to lend WLD to counterparties, from time to time, we may generate income through lending of digital assets, which carries significant risks. The volatility of such digital assets increases the likelihood that borrowers may default due to market downturns, liquidity crises, fraud or other financial distress. These lending transactions may be unsecured, and so may be subordinated to secured debt of the borrower. If a borrower becomes insolvent, we may be unable to recover the loaned WLD, leading to substantial financial losses.

Additionally, digital asset lending platforms are vulnerable to operational and cybersecurity risks. Technical failures, software bugs or system outages could disrupt lending activities, delay transactions or result in inaccurate record-keeping. Cybersecurity threats, including hacking, phishing and other malicious attacks, pose further risks, potentially leading to the loss, theft or misappropriation of our loaned WLD. A successful cyberattack or security breach could materially and adversely impact our financial position, reputation and ability to conduct future lending activities.

Decentralized finance arrangements may expose us to risks of smart contract risk, operational failures and cybersecurity threats.

From time to time, we may generate income through the use of digital assets including WLD or stablecoins in decentralized protocols including decentralized finance (“DeFi”) applications. DeFi applications include over-collateralized borrow-lend vaults, token-exchange pools, and other financial or commercial arrangements. Although these protocols are largely designed to limit counterparty risk in transactions, they introduce novel risks relating to software code bugs, liquidation risks, and governance risks that are designed to operate in decentralized environments but can be subject to failures or exploits. In addition: (a) network congestion or downtime can increase the likelihood of asset loss or liquidation; (b) the volatility of digital assets deployed into DeFi applications may increase the likelihood of liquidation due to market downturns, liquidity crises, governance attacks or other exploits, leading to substantial financial losses; (c) the uncertainty in the accounting treatment of certain DeFi applications; (d) DeFi applications generally operate on a user-to-protocol basis where a user of a DeFi application does not know the identity of other parties utilizing the DeFi application; and (e) the use of monitoring and forensics software to mitigate risks of engaging in DeFi application may not prevent engaging in DeFi pools that are also used by bad actors.

The Company will face risks relating to the custody of its digital assets. If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our private keys, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our digital assets and our financial condition and results of operations could be materially adversely affected.

We expect our primary counterparty risk with respect to our WLD will be custodian performance obligations under the custody arrangements we enter into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, SEC enforcement actions against other providers, or placement into receivership or civil fraud lawsuit against digital asset industry participants have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While our custodians will be subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially held WLD will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our WLD holdings, we would become subject to additional counterparty risks. We will need to carefully evaluate market conditions, including price volatility as well as service provider terms and market reputations and performance, among others, prior to implementing any such strategy, all of which could affect our ability to successfully implement and execute on any such future strategy. These risks, along with any significant non-performance by counterparties, including in particular the custodian or custodians with which we will custody substantially all of our WLD, could have a material adverse effect on our business, prospects, financial condition, and operating results.

We face risks relating to the use of third-party trading platforms in connection with our Worldcoin-focused strategy.

We intend to use third-party trading platforms and over-the-counter brokers to purchase WLD for our treasury. However, the entities with which we enter into agreements may close, go bankrupt, or change their business direction, and we may no longer be able to utilize them to implement our strategy. If we cannot find replacement counterparties, it may severely adversely impact our strategy. We also may be forced to enter into agreements that do not have favorable terms, which could have a material adverse effect on our business, financial condition or the results of our operations.

The irreversibility of digital asset transactions exposes us to risks of theft, loss and human error, which could negatively impact our business.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on that digital asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft.

Although we plan to regularly transfer digital assets to or from vendors, consultants and services providers, it is possible that, through computer or human error, or through theft or criminal action, such assets could be transferred in incorrect amounts or to unauthorized third parties.

To the extent we are unable to seek a corrective transaction to identify the third party which has received our digital assets through error or theft, we will be unable to revert or otherwise recover the impacted digital assets, and any such loss could adversely affect our business, results of operations and financial condition.

We will be subject to significant competition in the growing digital asset industry and the Company’s business, operating results, and financial condition may be adversely affected if the Company is unable to compete effectively.

Following the launch of the Company’s proposed digital asset treasury strategy, the Company will operate in a competitive environment and will compete against other companies and other entities with similar strategies, including companies that may have significant holdings in WLD and other digital assets, and the Company’s business, operating results, and financial condition may be adversely affected if the Company is unable to compete effectively.

Our dependence on a strategic advisor exposes us to significant risks regarding the operation of our business.

We rely on Worldcoin Tower Instance LLC to provide guidance on our treasury management with respect to operational, strategic, capital deployment, and other advice, including the overall business, operations, strategic planning, growth initiatives, and industry trends in the digital asset and technology sectors. Our dependence on this advisor exposes us to significant risks regarding the operation of our business. If the advisor engages in fraudulent, negligent, or otherwise improper conduct, including regulatory violations, or suffers reputational harm from unrelated activities, our business and the market perception of the Company could be materially and adversely affected. Further, the advisor’s own operational, financial, and technological competencies will directly reflect on the operation of our business. There may be key employees or key service providers that have a significant impact on our business that the advisor no longer employs or has a relationship with, which could have a material and adverse impact on the operation of our business. Because certain decisions may be influenced by this advisor’s recommendations, its misjudgments or conflicts of interest could lead to losses, strategic errors, delays and loss of investment opportunities that may negatively impact our operations, token economics, and growth. We may have limited ability to monitor or control the advisor’s activities or to recover damages if it fails to perform. Further, the advisor in the strategic operating agreement is not bound by any time commitment for providing its services. If the advisor fails to advise effectively because it is too busy or otherwise, we may not get the benefit of the services, which could cause a material and adverse impact on the Company.

Risks Related to Cryptocurrency

WLD and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty, which could materially adversely affect the Company’s financial position, operations and prospects.

WLD and other digital assets, as well as applications on blockchain networks such as Worldcoin, are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets and blockchain-based applications is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of WLD or other digital assets, or the ability of blockchain-based applications to operate.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of WLD or the ability of individuals or institutions such as us to own or transfer WLD and utilize blockchain-based applications on networks such as Worldcoin. For example, the U.S. executive branch, the SEC, the European Union’s Markets in Crypto Assets Regulation, among others, have been active in recent years, and in the United Kingdom, the Financial Services and Markets Act 2023, or FSMA 2023, became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC, Commodity Futures Trading Commission (“CFTC”), or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and WLD specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of WLD and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a digital asset treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of WLD in particular, may also impact the price of WLD and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of the Worldcoin network and WLD may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to WLD, institutional demand for WLD as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for WLD as a means of payment, and the availability and popularity of alternatives to WLD. Even if growth in WLD adoption occurs in the near or medium-term, there is no assurance that WLD and Worldcoin network usage will continue to grow over the long term.

Because WLD have no physical existence beyond the record of transactions on the Worldcoin blockchain, a variety of technical factors related to the Worldcoin blockchain could also impact the price of WLD. For example, malicious attacks by validators, inadequate validation and staking rewards to incentivize validating of Worldcoin transactions, hard “forks” of the Worldcoin blockchain into multiple blockchains, difficulties with upgrades to the Worldcoin network and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Worldcoin blockchain and negatively affect the price of WLD. The liquidity of WLD may also be reduced and damage to the public perception of Worldcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold WLD, provide Worldcoin-related services or accept WLD as payment, which could also decrease the price of WLD.

The liquidity of WLD may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for WLD and other digital assets.

If any of the digital assets that we hold are classified as a security, we may be subject to extensive regulation, which could result in significant costs or force us to cease operations.

Regulatory changes or interpretations that classify digital assets that we hold as a security under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended (the “Investment Company Act”), could require us to register and comply with additional regulations. Compliance with these requirements could impose extraordinary, non-recurring expenses on our business. If the costs and regulatory burdens become too great, we may be forced to modify or cease certain operations, which could be detrimental to our investors.

The SEC has previously indicated that certain digital assets may be considered securities depending on their structure and use. For instance, if regulators were to determine that WLD meets the Howey Test, it would be a security. The Howey Test is (1) an investment of money, (2) in a common enterprise, (3) with a reasonable expectation of profit, (4) derived from the efforts of others. The application of the Howey Test, and other precedents for the determination of a security, are not always straightforward. Future developments could change the legal status of digital assets that we may hold, requiring us to comply with securities laws. If we fail to do so, we may be forced to discontinue some or all of our business activities, negatively impacting investments in our securities.

If the SEC or other regulators determine that digital assets that we may hold qualify as securities, we may be required to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. This classification would subject us to additional periodic reporting, disclosure requirements, and regulatory compliance obligations, significantly increasing our operational costs. Compliance with the requirements of the Investment Company Act applicable to registered investment companies may make it difficult for us to continue our current operations, and this would materially and adversely affect our business, financial condition and results of operations. In addition, if WLD or another digital asset we hold were determined to constitute a security for purposes of the federal securities laws, we would likely take steps to reduce the percentage of WLD or such other digital assets that constitute investment assets under the Investment Company Act. These steps may include, among others, selling WLD that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our WLD or other digital assets at unattractive prices, or cease our operations.

Although we do not currently engage in investing, reinvesting, or trading securities, and we do not hold ourselves out as an investment company, we could inadvertently be deemed one under the Investment Company Act. If we are unable to rely on an exclusion, we would be required to register with the SEC, which could impose additional financial and regulatory burdens.

Further, state regulators may conclude that the digital assets we hold are securities under state laws, requiring us to comply with state-specific securities regulations. States like California have stricter definitions of “investment contracts” than the SEC, increasing the risk of additional regulatory scrutiny.

The classification of digital assets that we hold as a commodity could subject us to additional CFTC regulation, resulting in significant compliance costs or the cessation of certain operations.

Under current interpretations, WLD are classified as a commodity under the Commodity Exchange Act and are subject to regulation by the CFTC. If our activities require CFTC registration, we may be required to comply with extensive regulatory obligations, which could result in significant costs and operational disruptions. Additionally, current and future legislative or regulatory developments, including new CFTC interpretations, could further impact how WLD and WLD derivatives are classified and traded.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers. Due to the unregulated nature and lack of transparency surrounding the operations of many digital asset trading venues, digital asset trading venues experience greater risk of fraud, market manipulation and other deceptive marketing practices, as well as security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in digital asset trading venues and adversely affect the value of digital assets, and the Company’s financial position, operations and prospects.

Digital asset trading venues are relatively new and, in many cases, unregulated. For instance, Mutual funds, exchange-traded funds (“ETFs”) and their management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of our changes to our digital asset strategy, our use of leverage, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Therefore, our investors are not protected to the same extent that investors in Mutual Funds and ETFs would be if they were trying to get exposure to WLD through us.

Furthermore, there are many digital asset trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in digital asset trading venues, including prominent exchanges that handle a significant volume of such trading and/or are subject to regulatory oversight, in the event one or more digital asset trading venues cease or pause for a prolonged period the trading of digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

Negative perception, a lack of stability in the broader digital asset markets and the closure, temporary shutdown or operational disruption of digital asset trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the digital asset ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in digital assets and the broader digital asset ecosystem and greater volatility in the price of digital assets. The price of our listed securities may be affected by the value of our future digital asset holdings, and the failure of a major participant in the ecosystem could have a material adverse effect on the market price of our listed securities.

Changes in regulatory interpretations could require us to register as a money services business or money transmitter, leading to increased compliance costs or operational shutdowns.

The regulatory regime for digital assets in the U.S. and elsewhere is uncertain. The Company may be unable to effectively react to proposed legislation and regulation of digital assets, which could adversely affect its business.

If regulatory changes or interpretations require us to register as a money services business with The Financial Crimes Enforcement Network (“FinCEN”) under the U.S. Bank Secrecy Act, or as a money transmitter under state laws, we may be subject to extensive regulatory requirements, resulting in significant compliance costs and operational burdens. In such a case, we may incur extraordinary expenses to meet these requirements or, alternatively, may determine that continued operations are not viable. If we decide to cease certain operations in response to new regulatory obligations, such actions could occur at a time that is unfavorable to investors.

Multiple states have implemented or proposed regulatory frameworks for digital asset businesses. Compliance with such state-specific regulations may increase costs or impact our business operations. Further, if we or our service providers are unable to comply with evolving federal or state regulations, we may be forced to dissolve or liquidate certain operations, which could materially impact our investors.

The reliance on open-source code by digital asset networks exposes us to risks related to competitive networks and products built on such code, the failure of individuals to maintain that code, and discovery of security vulnerabilities that could threaten the ability of such networks to operate.

Digital asset networks are open-source projects and, although there may be an influential group of leaders in the network community, generally there is no official developer or group of developers that formally controls the digital asset network. Without guaranteed financial incentives, there may be insufficient resources to address emerging issues, upgrade security or implement necessary improvements to the network in a timely manner. If the digital asset network’s software is not properly maintained or developed, it could become vulnerable to security threats, operational inefficiencies and reduced trust, all of which could negatively impact the digital assets’ long-term viability and our business.

The lack of legal recourse and insurance for digital assets increases the risk of total loss in the event of theft or destruction.

Digital assets that we acquire will not be insured against theft, loss or destruction. If an event occurs where we lose our digital assets, whether due to cyberattacks, fraud or other malicious activities, we may not have any viable legal recourse or ability to recover the lost assets. Unlike funds held in insured banking institutions, our digital assets are not protected by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. If our digital assets are lost under circumstances that render another party liable, there is no guarantee that the responsible party will have the financial resources to compensate us. As a result, we and our stockholders could face significant financial losses.

Worldcoin is subject to technological obsolescence, including competition from emerging blockchain and artificial intelligence protocols.

The digital asset ecosystem is characterized by rapid technological innovation, short development cycles, and intense competition among blockchains and related infrastructure providers. Worldcoin faces intense competition among existing companies and new entrants that are currently being developed. Competitors may in the future offer superior offerings to Worldcoin and may attract developers away from the Worldcoin ecosystem. Advancements in AI and blockchain technology are likely to accelerate the development of competing entities, including the development of networks that natively integrate AI into consensus mechanisms and other core features. If Worldcoin is unable to evolve to address such increased competition or if market participants believe that Worldcoin’s core technology stack is outdated or less attractive compared with other companies, Worldcoin may be considered technologically obsolete by the next-generation of protocols. The decline in the Worldcoin network would materially impact the market value of WLD and adversely affect the value of our WLD treasury holdings and our stock price.

The emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of WLD and adversely affect the Company’s securities.

Following the launch of the Company’s proposed digital asset treasury strategy, as a result of our Worldcoin strategy, we expect our assets to be concentrated in WLD holdings. Accordingly, the emergence or growth of digital assets other than WLD, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, may have a material adverse effect on our financial condition.

Many of the blockchain applications on large blockchain networks involve the use of “stablecoins,” which are designed to maintain a constant price related to or based on some other asset or traditional currency because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. In July 2025, the U.S. President signed into law the “GENIUS Act,” which establishes a federal framework for “payment stablecoins,” treating them as payment systems, not securities, and mandating fiat-backed reserves, monthly disclosures, anti-money laundering safeguards, and similar measures. Stablecoins have grown rapidly as a medium of exchange and store of value, particularly on digital asset trading platforms, and their use as an alternative to digital assets such as bitcoin and WLD could expand further as rules are promulgated under the GENIUS Act. As of June 30, 2025, two of the seven largest digital assets by market capitalization were U.S. dollar-pegged stablecoins. If merchants, consumers and decentralized applications choose stablecoins, the demand for the use case for WLD as a medium of exchange could decrease and, therefore, the value of WLD could decline and there could be an adverse impact on the value of the Company’s common stock.